Exhibit 10.6
UTi WORLDWIDE INC.
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN

Stock Option Award Agreement
Providing for the Withholding of Shares to Satisfy Tax Liabilities
Award No.
          You (the “Participant”) are hereby awarded the following stock option (the “Option”) to purchase Shares of UTi Worldwide Inc. (“the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement”) and in the UTi Worldwide Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. You should carefully review these documents, and consult with your personal financial advisor, before exercising this Option.
          By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors of UTi Worldwide Inc. (the “Board”) or any Committee appointed by the Board to administer the Plan, and shall be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award Agreement.
1. Variable Terms. This Option shall have, and be interpreted according to, the following terms, subject to the provisions of the Plan in all instances:

Name of Participant:

Type of Stock Option:	☐ Incentive Stock Option (ISO)[1]

☐ Non-Incentive Stock Option[2]

Number of Shares subject to Option:

Option Exercise Price per Share:

Grant Date:

Expiration Date:	☐ _____ years after Grant Date

☐ 10 years after Grant Date

[1]	If an ISO is awarded to a person owning more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary, then the term of the Option cannot exceed 5 years and the exercise price must be at least 110% of the Fair Market Value (100% for any other employee who is receiving ISO awards).

[2]	The exercise price of a non-ISO must be at least 100% of the Fair Market Value.

Stock Option Award Agreement
Providing for the Withholding of Shares to Satisfy Tax Liabilities
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan

Vesting Schedule:	(Establishes the Participant’s rights to exercise this Option with respect to the Number of Shares stated above.)

☐	___% on Grant Date.

☐	___% on each of the first ___(#) annual (_quarterly/___monthly) anniversary dates of the Participant’s Continuous Service after the Grant Date.

☐	The Participant may exercise this Option before vesting occurs, in accordance with Section ___of the Plan.
2. Term of Option. The term of the Option will expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.
3. Manner of Exercise. The Option shall be exercised in the manner set forth in the Plan. The amount of Shares for which the Option may be exercised is cumulative; that is, if you fail to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 2 and 5 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.
4. Special ISO Provisions. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.
5. Termination of Continuous Service. If your Continuous Service with the Company is terminated for any reason, this Option shall terminate on the date on which you cease to have any right to exercise the Option pursuant to the terms and conditions set forth in Section 6 of the Plan.
6. Accelerated Vesting; Occurrence of a Change in Corporate Control. In the event your Continuous Service ends prior to the date upon which your right to exercise this Option becomes fully vested and exercisable due to your termination without Cause, your right to exercise this Option shall become fully vested and exercisable. The term “Cause” shall have the meaning set forth in any then effective employment, consultant or other such agreement between you and the Company. In the absence of such an agreement, “Cause” shall have the meaning set forth in the Plan. Additionally, in the event you experience an Involuntary Termination in connection with, or within 12 months following consummation of, a Change in Control, your right to exercise this Option shall become fully vested and exercisable.
7. Designation of Beneficiary. Subject to the terms of this Award Agreement and the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) of your interest in the Option awarded hereby, in the event of your death. You shall

Stock Option Award Agreement
Providing for the Withholding of Shares to Satisfy Tax Liabilities
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan

designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.
8. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.
9. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.
10. Modifications. This Award Agreement may be modified or amended at any time, provided that you must consent in writing to any modification that adversely alters or impairs any rights or obligations under this Option.
11. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.
12. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.
13. Governing Law. The laws of the British Virgin Islands shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.
14. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
15. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.
16. Taxes. By signing this Award, you acknowledge that you shall be solely responsible for the satisfaction of any federal, state, province or local taxes that may arise with respect to this Award

Stock Option Award Agreement
Providing for the Withholding of Shares to Satisfy Tax Liabilities
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan

Agreement (including, if you are subject to taxation in the United States, any taxes arising under Sections 409A or 4999 of the Code, except to the extent otherwise specifically provided in a written agreement with the Company). If the Company is obligated to withhold an amount on account of any federal, state, province or local tax imposed as a result of the exercise by you of all or any portion of this Option (the date upon which the Company becomes so obligated shall be referred to herein as the “Withholding Date”), then you shall pay to the Company the minimum aggregate amount that the Company is obligated to withhold as such amount shall be determined by the Company in its discretion (the “Minimum Withholding Liability”), which payment shall be made by the automatic cancellation by the Company of a number of Shares which would otherwise be issued to you on account of such exercise, the aggregate Fair Market Value of which is equal to the Minimum Withholding Liability (such cancelled Shares to be valued on the basis of the aggregate Fair Market Value thereof on the Withholding Date); provided that the number of Shares so cancelled will be rounded up to the nearest whole Share sufficient to satisfy the Minimum Withholding Liability, with cash being paid to you in an amount equal to the amount by which the Fair Market Value of such cancelled Shares exceeds the Minimum Withholding Liability. If the Fair Market Value of the cancelled Shares is less than the Minimum Withholding Liability, then you shall pay to the Company in cash the difference between the Minimum Withholding Liability and the Fair Market Value of the cancelled Shares. Neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes, to prevent you from incurring them or to mitigate or protect you from any such tax liabilities.

Stock Option Award Agreement
Providing for the Withholding of Shares to Satisfy Tax Liabilities
UTi Worldwide Inc.
Amended and Restated 2004 Long-Term Incentive Plan

     BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

UTi WORLDWIDE INC.
By:
Name:
Title:

PARTICIPANT The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.
By:

Name of Participant: _____________________

UTi WORLDWIDE INC.
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN
Exhibit A
Plan Document

UTi WORLDWIDE INC.
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN
Exhibit B
Prospectus

UTi WORLDWIDE INC.
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN
Exhibit C
Designation of Beneficiary
          In connection with the STOCK OPTION AWARD AGREEMENT (the “Award Agreement”) entered into on                                          , 200__ between UTi Worldwide Inc. (the “Company”) and                                         , an individual residing at                                           (the “Participant”), you hereby designate the person specified below as the beneficiary, in the event of your death, of the Participant’s interest in a stock option to purchase           Shares (as defined in the Amended and Restated 2004 Long-Term Incentive Plan) of the Company awarded pursuant to the Award Agreement, in the event of your death. This designation shall remain in effect until revoked in writing by the Participant.

Name of Beneficiary:

Address:

Social Security No.:

          Subject to the Award Agreement and the Plan, you understand that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement upon your death from the date this form is delivered to the Company until such date as this designation is revoked in writing by you, including by delivery to the Company of a written designation of beneficiary executed by you on a later date.

Date:
By:
[Participant Name]

Sworn to before me this
___ day of                            , 200_

Notary Public
County of
State of